UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 1, 2015

Prudential Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-55084	46-2935427
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1834 West Oregon Avenue, Philadelphia, Pennsylvania	19145
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(215) 755-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)            Not applicable.

(b)            Not applicable.

(c)            Not applicable.

(d)            Not applicable.

(e)            Effective as of November 1, 2015, Joseph R. Corrato, the President and Chief Executive Officer of Prudential Savings Bank (the "Bank"), the wholly owned subsidiary of Prudential Bancorp, Inc. (the "Company"), and the Company, proposed to voluntarily reduce his annual base salary by 20% as part of an expense reduction plan that Mr. Corrato has developed and is being implemented in light of the Company's recent core operating results and management's and the Board's commitment to return the Company to its historical level of profitability. Such proposed reduction is reflected in Amendment No. 1 (the "Amendment") to Mr. Corrato's amended and restated employment agreement (the "Amended Employment Agreement") dated as of October 1, 2015. The Amendment was approved by the Compensation Committee of the Board of Directors of the Bank. No other changes were made to the Amended Employment Agreement.

The foregoing description is qualified in its entirety by reference to the Amendment to the Amended Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

(f)            Not applicable.

Item 9.01            Financial Statements and Exhibits

(a)            Not applicable.

(b)            Not applicable.

(c)            Not applicable.

(d)            Exhibits

The following exhibit is included herewith.

Exhibit Number	Description
10.1	Amendment No. 1 dated as of November 1, 2015 to the Amended and Restated Employment Agreement between Prudential Savings Bank and Joseph R. Corrato dated as of October 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRUDENTIAL BANCORP, INC.

	By:	/s/Joseph R. Corrato
Date: November 2, 2015		Joseph R. Corrato
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Amendment No. 1 dated as of November 1, 2015 to the Amended and Restated Employment Agreement between Prudential Savings Bank and Joseph R. Corrato dated as of October 1, 2015

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